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                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                          PRINCIPAL FINANCIAL OFFICERS

I.   Covered Officers/Purpose of the Code

     The code of ethics (this "Code") for Blue Rock Market Neutral Fund, LLC (the "Fund") applies to the Fund's principal executive officer and principal financial and accounting officer (the "Covered Officers," each of whom is set forth in Exhibit A) for the purpose of promoting:

- honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

- full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

-    compliance with applicable laws and governmental rules and regulations;

- the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

-    accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

     Overview. A "conflict of interest" occurs when a Covered Officer's private interests interfere with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

     Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended ("Investment Company Act") and the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions with the Fund because of their status as "affiliated persons" of the Fund. The compliance programs and procedures of the Fund or the Fund's investment adviser (the "investment adviser") are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and

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procedures, and such conflicts fall outside of the parameters of this Code.
Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and the investment adviser or a third party service provider of which a Covered Officer is also an officer or employee. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund and/or for the investment adviser or a third party service provider) be involved in establishing policies and implementing decisions that will have different effects on the investment adviser or a third party service provider and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser or a third party service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. The foregoing activities, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, will be deemed to have been handled ethically.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The overarching principle with respect to all conflicts of interest covered by this Code is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

     Each Covered Officer must:

- not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

- not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund;

- report at least annually any affiliations or other relationships that could potentially present a conflict of interest with the Fund.

III. Disclosure and Compliance

- Each Covered Officer shall become familiar with the disclosure requirements generally applicable to the Fund;

- each Covered Officer shall not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's management, and auditors, and to governmental regulators and self-regulatory organizations;

- each Covered Officer may, to the extent appropriate within the Covered Officer's area of responsibility and to the extent deemed necessary in the sole discretion of the Covered Officer, consult with other officers and employees of the Fund and the investment adviser with the goal of promoting full, fair, accurate, timely and


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     understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

- each Covered Officer should seek to promote the Fund's compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.  Reporting and Accountability

     Each Covered Officer must:

- upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Chief Compliance Officer of the Fund (the "Compliance Officer") that the Covered Officer has received, read and understands this Code;

- annually thereafter affirm to the Compliance Officer that the Covered Officer has complied with the requirements of this Code;

- not retaliate against any other Covered Officer or any employee of the Fund or its affiliated persons for reports of potential violations of this Code that are made in good faith; and

- notify the Compliance Officer promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.

     The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Compliance Officer is authorized to consult, as appropriate, with counsel to the Fund, and is encouraged to do so. However, any approvals or waivers(1) must be considered by the managers of the Fund who are not "interested persons," as defined by Section 2(a)(19) of the Investment Company Act, of the Fund (the "Independent Managers").

          The Fund will follow these procedures in investigating and enforcing this Code:

     - The Compliance Officer will endeavor to take all appropriate action to investigate any reported potential violations reported to him;

     - if, after such investigation, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

     - any matter that the Compliance Officer believes is a violation will be reported to the Independent Managers;

     - if the Independent Managers concur that a violation has occurred, the Compliance Officer will inform and make a recommendation to the Fund's

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(1)  For this purpose, the term "waiver" includes the approval by the Fund of a material departure from a provision of this Code or the Fund's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Fund's management.


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          board of managers (the "Board"), which will consider appropriate action, which may include a review of, and appropriate modifications to, applicable Fund policies and procedures; notification to appropriate personnel of the investment adviser or other relevant service provider; or a recommendation to dismiss the Covered Officer; and

     - any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.   Other Policies and Procedures

     This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, investment adviser or service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's and the investment adviser's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.  Amendments

     Amendments to this Code may be made from time to time, as deemed appropriate by the Compliance Officer. The Board shall be informed of any such amendment to the extent deemed material by the Compliance Officer.

VII. Confidentiality

     All reports and records relating to the Fund prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the investment adviser, Board, and counsel to the Fund.

VIII. Internal Use

     The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

Date: May 20, 2004


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                                    Exhibit A

                     Persons Covered by this Code of Ethics

                               Robert W. Fullerton
                           Principal Executive Officer

                                  Mark F. Steen
                           Principal Financial Officer


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                                 CODE OF ETHICS
                             FOR PRINCIPAL EXECUTIVE
                         AND PRINCIPAL FINANCIAL OFFICER

                            CERTIFICATE OF COMPLIANCE

     As a Covered Officer as defined in the Code of Ethics For Principal Executive and Principal Financial Officers of Blue Rock Market Neutral Fund, LLC (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code.


                                        ----------------------------------------
                                        Signature

                                        Robert W. Fullerton,
                                        Principal Executive Officer
                                        Name (Please Print)

                                        ----------------------------------------
                                        Date


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                                 CODE OF ETHICS
                             FOR PRINCIPAL EXECUTIVE
                         AND PRINCIPAL FINANCIAL OFFICER

                            CERTIFICATE OF COMPLIANCE

     As a Covered Officer as defined in the Code of Ethics For Principal Executive and Principal Financial Officers of Blue Rock Market Neutral Fund, LLC (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code.


                                        ----------------------------------------
                                        Signature

                                        Mark F. Steen,
                                        Principal Financial Officer
                                        Name (Please Print)

                                        ----------------------------------------
                                        Date


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